UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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PHARMOS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PHARMOS CORPORATION
99 Wood Avenue South, Suite 311
Iselin, NJ 08830
(732) 452-9556

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of Pharmos Corporation (the “Company”) will be held at 10:00 AM. on October 24, 2007 at the offices of Brown Rudnick Berlack Israels LLP, Seven Times Square, New York, New York 10036 (i) to elect three Class I directors to serve for a one-year term until the 2008 annual meeting of the stockholders; (ii) to amend the Company’s 2000 Stock Option Plan; (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and (iv) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on September 4, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

          If you do not expect to be personally present at the Meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you submit your proxy either a) electronically, b) by telephone (information for both provided on following page) or c) by filling in, signing and dating the enclosed proxy card and promptly returning it by mail in the postage paid envelope provided.

          If you are planning to attend the annual meeting, you must have photo identification and proof of stock ownership as of the record date to be admitted. If your shares are not registered in your own name, you can obtain proof of stock ownership as of the record date from your bank or brokerage firm, typically in the form of your most recent statement.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Aviv, Ph.D.
Chairman of the Board

September 10, 2007

PLEASE SUBMIT PROXY EITHER A) ELECTRONICALLY, B) BY TELEPHONE (INFORMATION FOR BOTH PROVIDED ON FOLLOWING PAGE) OR C) BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND PROMPTLY RETURNING IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

PLEASE VOTE YOUR PROXY!

ELECTRONIC VOTING SAVES YOUR COMPANY MONEY

For the last few years, many of our stockholders have saved Pharmos money by voting their proxies via internet or telephone, rather than by return mail. This year, we encourage all of our stockholders to take advantage of electronic voting.

By internet – www.proxyvote.com; or

By touch-tone phone – please call the toll-free number on the enclosed proxy card.

Have the enclosed proxy card in hand when you access the website or call the toll-free number and follow the directions provided.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT SAVES YOUR COMPANY MONEY

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Doing so will save Pharmos printing and mailing expenses.

If you are a stockholder of record, you can choose this option and save Pharmos the cost of production and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Pharmos shares through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access Pharmos’ proxy statement and annual report.

PHARMOS CORPORATION
99 Wood Avenue South, Suite 311
Iselin, NJ 08830
(732) 452-9556

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2007

INTRODUCTION

          The Meeting is being called to elect three Class I members of the Board of Directors, to amend the Company’s 2000 Stock Option Plan, and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for the fiscal year ending December 31, 2007. The Meeting will be open for the transaction of such other business as may properly come before it, although, as of the date of this proxy statement, management does not know of any other business that will come before the Meeting. If any other matters do come before the Meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

          This proxy statement and the accompanying proxy card are first being made available at www.investorEconnect.com and/or mailed on or about September 10, 2007 to stockholders of record as of September 4, 2007. A copy of the Annual Report for the fiscal year ended December 31, 2006, which includes audited financial statements, is also being mailed herewith and made available at www.investorEconnect.com.

          The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and the Company will bear the entire cost of such solicitation. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company, and no compensation will be paid to directors, officers or employees of the Company in connection with such services. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company: (i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy; (iii) voting electronically or by telephone until 11:59 PM Eastern Time on the day prior to the date of the Meeting; or (iv) by attending the Meeting and voting in person. In the event that a stockholder casts more than one proxy vote, electronically or otherwise, the latest vote received will be the vote that will be recorded.

          The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as a director, abstentions and broker “non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

          The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Meeting, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on such matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

          All materials filed by Pharmos with the Securities and Exchange Commission can be obtained at the Commission’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

VOTING SECURITIES

          The Board of Directors has fixed the close of business on September 4, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

          As of September 4, 2007, the outstanding capital stock of the Company consisted of 25,565,784 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her at the close of business on the record date.

          The shares for which the proxy is solicited will be voted in accordance with the directions given, provided that the proxy is executed and returned by the stockholder prior to the Meeting.

          The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of August 27, 2007, except as set forth in the footnotes, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company’s Stock, (ii) each of the Company’s executive officers who served during 2006 and Directors, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person’s name.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Total (1)

Haim Aviv, Ph.D. (2)	972,431	3.7%
c/o Pharmos Ltd,
Kiryat Weizmann, Rehovot 76326, Israel

Srinivas Akkaraju, M.D., Ph.D. (3)	2,845,160	11.1%
c/o Panorama Management, LLC
2440 Sand Hill Road, Suite 302, Menlo Park, CA 94025

Mony Ben Dor (4)	30,937	*
40 Hakukia St., Rishon Le Zion 75548, Israel

Anthony B. Evnin (5)	1,283,212	5.0%
c/o Venrock Associates
30 Rockefeller Plaza, Room 5508, New York, NY 10112

Elkan R. Gamzu, Ph.D. (6)	34,500	*
c/o Pharmos Corporation
99 Wood Avenue South, Suite 311, Iselin, NJ 08830

Lloyd I. Miller, III (7)	1,965,275	7.7%
4550 Gordon Drive, Naples, FL 34102

Charles W. Newhall, III (8)	1,880,824	7.4%
c/o New Enterprise Associates
1119 St. Paul Street, Baltimore, MD 21202

Abraham Sartani. M.D. (9)	8,750	*
c/o Recordati SpA, Via Civitali, 1, 20148 Milano, Italy

David Schlachet (9)	38,937	*
Syneron Medical Ltd.
Industrial Zone, Tavor Building
P.O.B. 550 Yokneam Illit, 20692 Israel

Alan L. Rubino (10)	97,250	*
c/o Pharmos Corporation
99 Wood Avenue South, Suite 311, Iselin, NJ 08830

S. Colin Neill (9)	30,000	*
c/o Pharmos Corporation
99 Wood Avenue South, Suite 311, Iselin, NJ 08830

All Current Directors and	8,744,332	33.5%
Executive Officers as a group (eleven persons) (11)

JP Morgan Partners BHCA LLP (12)	2,845,160	11.1%
c/o JP Morgan Partners, LLC
270 Park Avenue, 39th Floor, New York, NY 10017

New Enterprise Associates 10, LP (13)	1,880,824	7.4%
1119 St. Paul Street, Baltimore, MD 21202

Venrock Associates (14)	1,283,212	5.0%
Venrock Associates III LP
Venrock Entrepreneurs Fund III LP
30 Rockefeller Plaza, Room 5508, New York, NY 10112

James A. Meer (15)	47,750	*
c/o Columbia Laboratories Inc.
354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039

* Less than 1%.

(1)

Based on 25,565,784 shares of common stock outstanding, plus each individual’s warrants or options which are either currently exercisable or will be exercisable within 60 days of the date set forth above. Assumes that no other individual will exercise any warrants and/or options.

(2)	Consists of 202,423 outstanding shares and 770,008 shares issuable upon exercise of currently exercisable warrants and/or options.

(3)	Consists of shares beneficially owned by JP Morgan Partners BHCA LLP.

(4)	Consists of 1,000 outstanding shares and 29,937 shares issuable upon exercise of currently exercisable warrants and/or options.

(5)	Consists of shares beneficially owned by Venrock Associates, Venrock Associates III LP and Venrock Entrepreneurs Fund III LP.

(6)	Consists of 2,000 outstanding shares and 32,500 shares issuable upon exercise of currently exercisable warrants and/or options.

(7)	Of such shares beneficially owned by Mr. Miller, 1,603,097 shares are held by Milfam II, LP, 352,178 shares are held by Trust A-4, and 10,000 shares are held directly by Mr. Miller.

(8)	Consists of shares beneficially owned by New Enterprise Associates 10, LP.

(9)	Consists entirely of shares issuable upon exercise of currently exercisable warrants and/or options.

(10)	Consists of 1,000 outstanding shares and 96,250 shares issuable upon exercise of currently exercisable options.

(11)	Consists of 8,180,894 outstanding shares and 563,438 shares issuable upon exercise of currently exercisable warrants and/or options.

(12)	As of January 17, 2007, based on a Form 4 filed with the SEC.

(13)	As of October 25, 2006, based on a Schedule 13D filed with the SEC.

(14)	As of October 25, 2006, based on a Form 4 filed with the SEC.

(15)	As of October 4, 2006. Mr. Meer served as Chief Financial Officer through October 4, 2006.

ITEM 1 - ELECTION OF DIRECTORS

     Our board currently consists of nine directors and is divided into three classes. The current term of the Class I directors, Charles W. Newhall, Abraham Sartani and David Schlachet, will expire at this year’s annual meeting.

     Our board of directors recently amended our company’s By-Laws (i) to reduce immediately the length of the terms for which our directors stand for election, from three-year terms to one-year terms, and (ii) beginning at the 2008 annual meeting, to de-classify the board, meaning that the board will thereafter no longer be divided into three classes.

     In addition to this amendment to our By-Laws, the board has accepted the resignations of each of the current Class III directors, Haim Aviv, Mony Ben Dor and Srinivas Akkaraju (whose terms were to expire at the 2009 annual meeting), with such resignations to be effective on the date of, and immediately prior to, the opening of the polls for the election of directors at our 2008 annual meeting. Those three Class III directors will remain as directors until that time.

     The effect of the amendment to the By-Laws and the resignations described above will be:

•	At this year’s annual meeting, three directors will stand for election to one-year terms; and

•	Beginning with next year’s annual meeting, all directors on our board will stand for election to one-year terms.

          All three of the current Class I directors, Charles W. Newhall, Abraham Sartani and David Schlachet, have been nominated to stand for re-election at this year’s annual meeting to new one-year terms as Class I directors of the Company.

          The election of directors requires the affirmative vote of a plurality of shares cast of Common Stock voting together present or represented at a meeting at which a quorum (one-third (1/3) of the outstanding shares of Common Stock) is present or represented. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. It is the intention of the persons named in the proxy form to vote FOR the re-election of the three current Class I directors, Charles W. Newhall, Abraham Sartani and David Schlachet, each to serve a new one-year term as a Class I director of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the nominees for Class I director should become unavailable for election for any presently unforeseen reason, the persons named in the proxy form have the right to use their discretion to vote for a substitute.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE CLASS I DIRECTOR NOMINEES.

The officers, key employees and directors of the Company are as follows:

Name	Age	Position

Elkan R. Gamzu, Ph.D	64	Chief Executive Officer and Director
Alan L. Rubino	53	President and Chief Operating Officer
S. Colin Neill	61	Senior Vice President, Chief Financial Officer, Secretary and Treasurer
Haim Aviv, PhD	67	Chairman and Director
David Schlachet **	62	Director
Mony Ben Dor*/**	61	Director
Srinivas Akkaraju, MD, Ph.D	39	Director
Anthony B. Evnin, Ph.D	66	Director
Lloyd Miller III**	53	Director
Charles W. Newhall	61	Director
Abraham Sartani, MD	60	Director

*   Lead Director

** Member of the Audit Committee

Elkan R. Gamzu, Ph.D., a seasoned biotechnology executive with over 35 years of industry experience, became Chief Executive Officer in March 2007 and has been a Director of the Company since February 2000. Dr. Gamzu is the Principal of enERGetics Biopharmaceutical Consultancy, LLC, a company he founded in 1998. Between 1998 and 2006, he also filled interim executive positions with various biotech companies, including interim VP, Product Management Leadership for Millennium Pharmaceuticals, Inc., interim CEO of XTL Biopharmaceuticals, Ltd., and interim Head of Clinical Development for Hypnion, Inc. From 1989 to 1998, Dr. Gamzu was employed by Cambridge Neuroscience, Inc, where he served in various executive roles, including Vice President of Development, Chief Operating Officer, President and, eventually, Chief Executive Officer. Previously, he was with Warner-Lambert, where he ran a clinical research group specializing in developing treatments for Alzheimer’s Disease and other neurological/psychiatric diseases, eventually becoming Vice President, Drug Development. In that capacity, he was responsible for the development of Cognex®, the first drug approved for the treatment of Alzheimer’s Disease, and also for the early development of Neurontin® (gabapentin). Prior thereto, he served in various supervisory research positions at Hoffmann-La Roche Inc. Dr. Gamzu is a member of the Board of Directors of three privately held biotechnology companies: Neurotech, Inc., NeuroHealing Pharmaceuticals Inc., and AviTx Inc. He is a graduate of Hebrew University in Jerusalem, and has M.A. and Ph.D. degrees in experimental and physiological psychology from the University of Pennsylvania.

Alan L. Rubino, with 30 years of biotech/pharmaceutical industry experience, has served as President and Chief Operating Officer of Pharmos since November 2005. From 2001 until joining Pharmos, Mr. Rubino held senior executive positions within the strategic outsourcing segment of the pharmaceutical industry, including Executive Vice President and General

Manager of PDI, Inc., and Senior Vice President of Customer Marketing in the Pharmaceutical and Technology Services division at Cardinal Health. From 1977 to 2001, Mr. Rubino was a corporate officer and member of the US executive and operating committees for Hoffmann-La Roche Inc. During his tenure at Roche, Mr. Rubino held an array of key positions with broad general management responsibilities encompassing Business Operations, Marketing, Sales, Business Strategy and Alliance Management, and Human Resources, and sat on Roche’s Marketing Board, Project Management Committee and Business Development Board. His business accomplishments at Roche include the launching of the first biotechnology product, Roferon-A (alfa-interferon 2a), execution of extensive commercial product launches and full life-cycle management efforts, re-engineering the manufacturing supply chain and involvement in the Syntex and Boehringer Mannheim company acquisitions. Mr. Rubino is on the Board of Directors of Rutgers Business School and Aastrom Biosciences, Inc. Mr. Rubino holds a B.A. in Economics from Rutgers University along with a full minor in biology and chemistry and he also completed business educational programs at the University of Lausanne and Harvard Business School.

S. Colin Neill became Senior Vice President, Chief Financial Officer, Secretary, and Treasurer of Pharmos in October 2006. From September 2003 to October 2006, Mr. Neill served as Chief Financial Officer, Treasurer and Secretary of Axonyx Inc., a biopharmaceutical company that, prior to its merger with TorreyPines Therapeutics Inc., focused on developing treatments for Alzheimer’s disease and other central nervous system disorders. Mr. Neill played an integral role in the 2006 merger between Axonyx and TorreyPines, a privately-held biopharmaceutical company. Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a $100 million publicly traded global contract research organization in the drug development business, from 1998 to its successful sale in 2001. Following that sale from April 2001 to September 2003 Mr. Neill served as an independent consultant assisting small start-up and development stage companies in raising capital. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a $3.5 billion US subsidiary of BTR plc, a British diversified manufacturing company, and Vice President Financial Services of The BOC Group Inc., a $2.5 billion British owned industrial gas company with substantial operations in the health care field. Mr. Neill served four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France. Mr. Neill graduated from Trinity College, Dublin with a first class honors degree in Business/Economics and he holds a masters degree in Accounting and Finance from the London School of Economics. He is a Certified Public Accountant in New York State and a Chartered Accountant in Ireland. Mr. Neill serves on the boards of OXIS International, Inc. and Pro-Pharmaceuticals Inc.

Haim Aviv, Ph.D., served as Chief Executive Officer of the Company from October 1992 until March 2007, and has been Chairman and a Director of the Company since October 1992. In 1990, he co-founded Pharmos Corporation, a New York corporation (“Old Pharmos”), which merged into the Company in October 1992 (the “Merger”). Dr. Aviv also served as Chairman, Chief Executive Officer, Chief Scientist and a Director of Old Pharmos prior to the Merger. Dr.

Aviv was the co-founder in 1980 of Savient Pharmaceuticals, Inc., a publicly-traded company engaged in the development of products using recombinant DNA, its General Manager and Chief Scientist from 1980 to 1985, and a Director and Senior Scientific Consultant until August 1993. Dr. Aviv was also co-founder of Predix Pharmaceuticals Inc. (now Epix Pharmaceuticals Inc.) Prior to that time, Dr. Aviv was a professor of molecular biology at the Weizmann Institute of Science. Dr. Aviv is an officer and/or significant stockholder of several privately held Israeli biopharmaceutical and venture capital companies. Dr. Aviv is a member of the Board of Directors of Ben Gurion University at Beer-Sheva, Israel and Yeda Ltd., the commercial arm of the Weizmann Institute, Rehovot, Israel. Dr. Aviv holds a Ph.D. degree from the Weizmann Institute of Science.

David Schlachet, a Director of the Company since December 1994, served as Chief Executive Officer of Syneron Medical Ltd, a company that develops, manufactures, and markets aesthetic medical products, from November 2005 until June 2007. As of July 2004, Mr. Schlachet had served as CFO of Syneron Medical Ltd. He had been a managing partner of Biocom, a V.C Fund in the field of Life Science, from April 2000 until December 2004. Prior to that, he served as Chairman of Elite Industries Ltd from July 1997 until June 2000. From January 1996 to June 1997, Mr. Schlachet served as the Vice President of the Strauss Group and Chief Executive Officer of Strauss Holdings Ltd, one of Israel’s largest privately owned food manufacturers. He was Vice President of Finance and Administration at the Weizmann Institute of Science in Rehovot, Israel from 1990 to December 1995, and was responsible for the Institute’s administration and financial activities, including personnel, budget and finance, funding, investments, acquisitions and collaboration with the industrial and business communities. From 1989 to 1990, Mr. Schlachet was President and Chief Executive Officer of YEDA Research and Development Co. Ltd., a marketing and licensing company at the Weizmann Institute of Science. He also serves as a Director of Edgar Ltd. (real estate company), Taya Investment Company Ltd, LanOptics Ltd (semiconductors) and Syneron Medical Ltd.

Mony Ben Dor, a director of the Company since September 1997, has been managing partner of Biocom, a V.C Fund in the field of life science from April 2000 until December 2004. Prior to that he was Vice President of the Israel Corporation Ltd. from May 1997, and Chairman of two publicly traded subsidiaries: H.L. Finance and Leasing and Albany Bonded International Trade. He was also a Director of a number of subsidiary companies such as Israel Chemicals Ltd., Zim Shipping Lines, and Tower Semiconductors. From 1992 to 1997 Mr. Ben Dor was Vice President of Business Development for Clal Industries Limited, one of the leading investment groups in Israel. He was actively involved in the acquisition of pharmaceutical companies, including Pharmaceutical Resources Inc., Finetech Ltd. and BioDar Ltd. He served as a director representing Clal Industries in all of the acquired companies as well as other companies of Clal Industries. Prior to his position at Clal Industries, Mr. Ben Dor served as Business Executive at the Eisenberg Group of companies.

Srinivas Akkaraju, M.D., Ph.D., a director since October 2006, is a Managing Director of Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital is advising J.P. Morgan Partners as to its investment in the Company. Prior to August 1, 2006, Dr. Akkaraju was a Partner with J.P. Morgan Partners, LLC which he joined in

April 2001. Prior to JPMorgan Partners, LLC, from October 1998 to April 2001, Dr. Akkaraju was in the Business and Corporate Development group at Genentech, Inc. where he served in various capacities, most recently as Senior Manager and project team leader for one of Genentech’s clinical development products. Dr. Akkaraju is currently a member of the Board of Directors of Barrier Therapeutics, Inc., Seattle Genetics, Inc., and several private biotechnology companies. Dr. Akkaraju received his undergraduate degrees in Biochemistry and Computer Science from Rice University and his M.D. and Ph.D. in Immunology from Stanford University.

Anthony B. Evnin, Ph.D., a director since October 2006, is a General Partner of Venrock, a venture capital firm, where he has been a Partner since 1975. He is currently a member of the Board of Directors of Coley Pharmaceutical Group, Inc., Icagen, Inc., Infinity Pharmaceuticals, Inc., Memory Pharmaceuticals Corp., Renovis, Inc., and Sunesis Pharmaceuticals, Inc., as well as being on the Board of Directors of a number of private companies. He was formerly a director of IDEC Pharmaceuticals Corporation, Dianon Systems, Inc., BioSurface Technologies, Inc., Sepracor, Inc., IDEXX Laboratories, Inc., Athena Neurosciences, Inc., Genetics Institute, Inc., SUGEN, Inc., Axys Pharmaceuticals, Inc., Centocor, Inc., Ribozyme Pharmaceuticals, Inc., Triangle Pharmaceuticals, Inc., Caliper Life Sciences, Inc., and Sonic Innovations, Inc. Dr. Evnin received an A.B. in Chemistry from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

Lloyd I. Miller, III, a director since October 2006, is a registered investment advisor and has been a member of the Chicago Board of Trade since 1978 and a member of the Chicago Stock Exchange since 1996. Mr. Miller is currently a director of Stamps.com, American BankNote Corporation and Synergy Brands Inc. Mr. Miller previously served on the board of directors of several other companies, including Anacomp, Denny’s Corporation, Vulcan International, Celeritek, Inc., Dynabazaar, Inc. (formerly FairMarket, Inc.) and American Controlled Industries. Mr. Miller’s principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family. Mr. Miller graduated from Brown University in 1979 with a Bachelor’s Degree.

Charles W. Newhall, III, a director since October 2006, co-founded New Enterprise Associates (“NEA”) in 1978 and has been a General Partner of the firm since its inception. While with NEA, his investment activities have focused on healthcare services, healthcare information services and biopharmaceutical companies. Prior to co-founding NEA, Mr. Newhall was a Vice President with T. Rowe Price Associates and Vice President of its New Horizons Fund. His board memberships include Vitae Pharmaceuticals, Inc., ElderHealth, Inc., Hospital Partners of America, Inc., Sensors for Medicine & Science, Inc., TargetRx, Inc., and Trine Pharmaceuticals, Inc.. Mr. Newhall is also a founder of the Mid-Atlantic Venture Association. He received his M.B.A. from the Harvard University Graduate School of Business and his B.A. in English Literature with honors from the University of Pennsylvania.

Abraham Sartani, M.D., a Director of the Company since June 2005, is currently Vice-President Pharma Licensing and R&D of Recordati S.p.A. Dr. Sartani has been involved in pharmaceutical research and development for 25 years, first at Farmitalia Carlo Erba and, since 1985, at Recordati. Since 1988, he has reported directly to the chairman of the company as the Vice President and Director of the Research and Development Division. Since 1999, his

responsibilities have included all licensing activities. Dr. Sartani received his medical degree from the Sackler School of Medicine, University of Tel Aviv, Israel in 1974, graduating cum laude. Between 1975 and 1978, he completed his internship and residency at the Jaffa Government Hospital in Tel Aviv. From 1978 to 1980, he was a Specialist in Endocrinology at the University of Pavia and a Ford Foundation Research Fellow at the University of Milan.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

          During the 2006 fiscal year, the Board of Directors met eleven times and acted by unanimous written consent four times. Each person who served as a director in 2006 attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2006 and (ii) the total number of meetings held during 2006 by each committee of the Board of Directors on which such director served, except for Dr. Sartani, who attended eight (73%) of the eleven meetings of the Board of Directors.

          The Board has a standing Compensation and Stock Option Committee, Governance and Nominating Committee, Audit Committee and Clinical Development and Science Committee.

          The Compensation and Stock Option Committee is primarily responsible for reviewing the compensation arrangements for the Company’s executive officers, including the Chief Executive Officer, and for administering the Company’s stock option plans. Members of the Compensation and Stock Option Committee are Messrs. Ben Dor and Evnin. In 2006, the Compensation and Stock Option Committee met once.

          The Governance and Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement the Company’s corporate governance guidelines. The members of the Governance and Nominating Committee are Messrs. Ben Dor, Miller and Evnin, each of whom is “independent” under Rule 10A-3 of the Securities Exchange Act of 1934 and applicable NASDAQ rules. In 2006, the Governance and Nominating Committee acted by unanimous written consent once.

          The Audit Committee is primarily responsible for overseeing the services performed by the Company’s independent registered public accounting firm and evaluating the Company’s accounting policies and its system of internal controls. Consistent with the NASDAQ audit committee structure and membership requirements, the Audit Committee is comprised of three members: Messrs. Ben Dor, Miller and Schlachet, each of whom is “independent” under Rule 10A-3 of the Securities Exchange Act of 1934 and applicable NASDAQ rules.

          While more than one member of the Company’s Audit Committee qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K, Mr. David Schlachet, the Committee chairperson, is the designated audit committee financial expert. Mr. Schlachet is considered “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. In 2006, the Audit Committee met five times.

          The Clinical Development and Science Committee assists the Board of Directors by reviewing and evaluating the Company’s clinical programs and research and development efforts. Members of the Clinical Development and Science Committee are Messrs. Akkaraju, Aviv and Sartani.

          The Compensation and Stock Option Committee, Governance and Nominating Committee, Audit Committee and Clinical Development and Science Committee operate under written charters adopted by the Board and are available on our website at www.pharmoscorp.com. Click “Investors” and “Corporate Governance.”

INDEPENDENCE OF DIRECTORS

          The Company has determined that seven of the nine current directors (Srinivas Akkaraju, Mony Ben Dor, Anthony B. Evnin, Lloyd I. Miller, III, Charles W. Newhall, III, Abraham Sartani and David Schlachet) are, and that the two directors who resigned in October 2006 (Georges Anthony Marcel and Lawrence F. Marshall) were, independent under applicable Nasdaq rules.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

          In accordance with Nasdaq Rule 4350(c)(2), the independent directors of the Board have regularly scheduled meetings in executive session, at which only the independent directors are present (together with counsel, if requested by the independent directors), at least twice a year in conjunction with regularly scheduled in-person Board meetings, and more frequently whenever deemed desirable or appropriate or whenever the full Board has an in-person meeting. In 2006, there were two Executive Sessions.

DIRECTOR NOMINATION PROCESS

          The Board has established a Governance and Nominating Committee as described above. The Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the Committee deems appropriate. The Committee may also engage a search firm or consultant to assist it in identifying, screening and evaluating potential candidates. The Committee has been given sole authority to retain and terminate any such search firm or consultant.

          In considering candidates for the Board, the Committee evaluates the entirety of each candidate’s credentials. The Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized board committees--such as the Audit Committee or Compensation and Stock Option Committee.

          Our stockholders may recommend potential director candidates by following the procedure described below. The Governance and Nominating Committee will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources.

          If you wish to recommend a potential director candidate for consideration by the Committee, please send your recommendation to Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, NJ 08830, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2008 annual meeting must be received by July 26, 2008. You should use first class, certified mail in order to ensure the receipt of your recommendation.

          Any recommendation must include (i) your name and address and a list of the shares of our company that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Governance and Nominating Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          Pharmos has adopted a procedure to enable our stockholders to communicate in writing with our Board, with committees of the Board or with any individual director or directors. Stockholders may send communications directly to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, Attention: Corporate Secretary. Such communications will be screened for appropriateness before notifying the members of the Board or committee, as the case may be, of receipt of a communication and forwarding it to the appropriate person or persons.

          Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “Stockholders’ Proposals For 2008 Annual Meeting of Stockholders.”

POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL
STOCKHOLDERS’ MEETINGS

          The Board has adopted a policy encouraging directors to attend the Company’s annual meeting of stockholders, whether or not a Board meeting is scheduled for the same date of the annual meeting. Four (Messrs. Ben Dor, Schlachet, Gamzu and Aviv) of the then-seven directors attended the 2006 annual meeting of stockholders.

AUDIT COMMITTEE REPORT*

          The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Additionally, the Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. Rather, we rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

          The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

3. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence from the Company. When considering PricewaterhouseCoopers LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also has reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 15, 2007.

Submitted by the Members of the Audit Committee

Mony Ben Dor
Lloyd I. Miller, III
David Schlachet

* The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

General Executive Compensation Policy

The Compensation and Stock Option Committee of the Board of Directors establishes the general compensation policies of the Company, the compensation plans and specific compensation levels for executive officers, and administers the Company’s 2001 Employee Stock Purchase Plan, as well as the 2000, 1997 and 1992 Incentive and Non-Qualified Stock Option Plans. The Compensation and Stock Option Committee is composed of three independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation and Stock Option Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company’s compensation structure include rewarding individuals for their respective contributions to the Company’s performance, establishing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

The Compensation and Stock Option Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company’s research and development programs and its clinical programs, its ability to gain support for those programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

The Compensation and Stock Option Committee believes that the chief executive officer’s compensation should be heavily influenced by Company performance. Although Dr. Gamzu’s existing agreement with the Company (see “Employment Contracts”) provides for a base level of compensation, the Committee determines the appropriate level of bonuses and increases, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably-sized companies and their performance. Stock options are granted to the CEO, as to other executives, primarily based on the executive’s ability to influence the Company’s long-term growth.

The Compensation and Stock Option Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding positions of similar responsibility at other companies. In addition, the Committee considers factors such as relative Company performance, the executive’s past performance and future potential in establishing the base salaries of executive officers.

As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive’s ability to influence the Company’s long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company’s stock price, it is an effective incentive for managers to create value for shareholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

Executive Officers’ Compensation Paid in 2006

Cash Compensation. During 2005, the Company redirected its efforts to drug discovery activities, to the development of early stage drug candidates and to business development activities involving potential strategic alliances, product acquisitions and mergers and acquisitions. As a result, the Company significantly reduced its operating expenses in 2005. Consistent with this retrenchment and refocusing of efforts, and following the unfavorable clinical trial results in December 2004 for dexanabinol which was tested as an agent to treat severe traumatic brain injury, the Compensation and Stock Option Committee determined in January 2006 not to award any cash bonus to the Company’s Chief Executive Officer, Dr. Haim Aviv, for 2005 performance. However, the Committee increased his annual base compensation, effective January 1, 2006, from $308,497 for 2005 to $322,396 for 2006.

Under the terms of his employment contract, Alan Rubino, the Company’s President and Chief Operating Officer, received a cash bonus of $12,500 in January 2006 for his performance in 2005, and base compensation for 2006 of $315,000.

James Meer, the Company’s former Chief Financial Officer, received a cash bonus of $20,000 in January 2006 for his performance in 2005. The Committee also raised Mr. Meer’s annual base rate of compensation by 3%, effective January 1, 2006, from $235,000 for 2005 to $242,050 for 2006. Mr. Meer’s employment contract was not renewed upon its expiration in July 2006, and Mr. Meer continued to serve as Chief Financial Officer until his successor was hired in October 2006. His salary paid from January 1, 2006 through the date of his departure was $205,587. Pursuant to the terms of his employment contract, Mr. Meer received severance-related payments upon his departure totaling $254,291.

The Company did not renew the employment agreement of Dr. Gad Riesenfeld, the former President and Chief Operating Officer, when it expired in April 2006. Under the terms of his employment agreement, this nonrenewal required several payments from the Company including salary, benefits and the vesting of certain stock options and restricted stock. These payments included salary through April 2006 of $62,266, one year’s additional salary of $249,063, plus payments for benefits of $60,756. The total cost of severance for Dr. Riesenfeld was approximately $645,000.

Upon the completion of the acquisition by the Company of Vela Pharmaceuticals in October 2006, the Company’s Board of Directors awarded special cash bonuses to Dr. Aviv of $120,000, to Mr. Rubino of $60,000, and to Mr. Meer of $15,000, in recognition of their performance during the negotiation and consummation of the transaction, including the proxy fight and related settlement.

Pursuant to the terms of his October 2006 employment agreement, S. Colin Neill, the Company’s new Chief Financial Officer, was paid $62,938 in salary from his hire date through December 31, 2006. Mr. Neill also received a sign-on bonus of $20,000 in October 2006.

Stock Options. Seeking to base a significant part of his compensation on future performance, the Committee in January 2006 also awarded Dr. Aviv 325,000 stock options under the Company’s 2000 Stock Plan, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the next three years, and exercisable at the fair market value of the Company’s Common Stock as of the date of grant. This amount awarded was greater than the number of stock options awarded to him in 2005 and 2004 (190,000 options for each year, as calculated at the time of the awards, currently equal to 38,000 options for each year following the May 2005 one-for-five reverse share split). The size of the award for Dr. Aviv was equal to the initial stock option grant awarded in November 2005 to the Company’s then-new President and Chief Operating Officer, Mr. Rubino. The Committee concluded that Dr. Aviv’s stock option incentive award, designed to reward the Company’s Chief Executive Officer in the event of successful execution of the Company’s revised strategy, should be no less than the award to its President and Chief Operating Officer.

The Committee also awarded 25,000 stock options to James Meer in January 2006 under the Company’s 2000 Stock Plan. Mr. Meer’s options originally had vesting terms identical to those of Dr. Aviv’s. Under the terms of his employment agreement, all of Mr. Meer’s options vested upon the termination of his employment in October 2006.

Upon joining the Company as Chief Financial Officer in October 2006, Mr. Neill was awarded 90,000 stock options under the Company’s 2000 Stock Plan, exercisable at the fair market value of the Company’s Common Stock as of the date of grant, with 30,000 of such options being immediately vested, and the remainder to vest in twelve equal quarterly installments over a three-year period beginning on October 5, 2007.

Bonuses for 2006 and Compensation Determinations for 2007

Cash Compensation. In January, 2007, the Compensation and Stock Option Committee decided, based on his performance in 2006, to award Dr. Aviv a cash bonus of $50,000. For 2006, pursuant to the terms of their respective employment agreements, in January 2007 Mr. Rubino received a cash bonus of $100,000, and Mr. Neill received a cash bonus of $18,750. The Compensation and Stock Option Committee also decided, based on their performance in 2006, to increase each of the base salaries for Dr. Aviv and Mr. Rubino by three percent for 2007. Dr. Aviv’s base salary for 2007 was to be $333,640 (see “March 2007 Chief Executive Officer Transition” below), and Mr. Rubino’s is $324,450. Pursuant to the terms of his employment agreement, Mr. Neill’s base salary is $265,000.

Stock Options. Seeking to base a significant part of their respective compensation on future performance, the Committee in January 2007 also awarded Dr. Aviv 60,000 stock options, Mr. Rubino 50,000 stock options and Mr. Neill 40,000 stock options, all under the

Company’s 2000 Stock Plan, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the next three years, and exercisable at the fair market value of the Company’s Common Stock as of the date of grant.

March 2007 Chief Executive Officer Transition

On February 26, 2007, the Company announced that Elkan Gamzu, Ph.D., has been appointed by the Board of Directors to become Chief Executive Officer, effective March 31, 2007. Dr. Aviv retired as Chief Executive Officer and Chief Scientist on that date, but remained as Chairman of the Board. As part of a brief transition period, Dr. Gamzu’s employment commenced immediately at a base salary of $300,000 per annum and a potential annual bonus of up to 25% of base salary, to be determined annually by the Board based upon the attainment of business, transactional, clinical and stock performance milestones and the recommendation of the Compensation and Stock Option Committee. On February 26, 2007, Dr. Gamzu was granted options to purchase 150,000 shares of Pharmos Common Stock at an exercise price of $1.55 per share (the fair market value of the Company’s Common Stock as of the date of grant), and on March 31, 2007 was granted options upon the conclusion of the transition period to purchase an additional 200,000 shares at an exercise price of $1.46 per share (the fair market value of the Company’s Common Stock as of the date of grant). One-fourth of the options will become exercisable on the first anniversary of the date of grant; the remaining options will become exercisable thereafter in twelve equal quarterly increments. The March 31, 2007 option grant to Dr. Gamzu is subject to the approval of an increase in the number of authorized shares under the Company’s 2000 Stock Option Plan by the stockholders at this year’s annual meeting of stockholders.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee of Pharmos Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Stock Option Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

THE COMPENSATION AND
STOCK OPTION COMMITTEE
Mony Ben Dor
Anthony B. Evnin

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of the Chief Executive Officer of the Company in 2006 and the two previous years, as well as all other executive officers of the Company who received compensation in excess of $100,000 for 2006.

Name/Principal Position	Year	Salary		Bonus	Restricted Stock Awards		Option Awards	All Other Compensation		Total Compensation

Haim Aviv, Ph.D. Chairman,	2006	$322,396	(1)	$170,000			$78,379	$34,692	(3)	$605,467
Chief Executive Officer, and	2005	$308,497						$37,412	(3)	$345,909
Chief Scientist	2004	$298,284			$1,200,000	(4)		$333,244	(5)	$1,831,528

Alan L. Rubino	2006	$315,000		$160,000			$136,800	$24,454	(2)	$636,254
President & Chief Operating	2005	$41,761	(6)	$52,500				$1,277	(2)	$95,538
Officer	2004							—

S. Colin Neill	2006	$62,938	(18)	$38,750			$40,199	$2,800	(17)	$144,687
Senior Vice President,	2005
Chief Financial Officer,	2004
Secretary & Treasurer

Gad Riesenfeld, Ph.D.	2006	$472,085	(13)				$92,875	$143,213	(14)	$708,173
Former President & Chief	2005	$249,063	(7)					$91,726	(8)	$340,789
Operating Officer	2004	$249,063			$800,000	(9)		$284,557	(10)	$1,333,620

James A. Meer	2006	$459,878	(15)	$15,000			$112,400	$36,210	(16)	$623,488
Former Senior Vice	2005	$235,000		$20,000				$13,300	(2)	$268,300
President, Financial Officer,	2004	$110,320	(11)	$50,000				$5,890	(2)	$166,210
Secretary, Treasurer

Robert W. Cook, Former	2006							—
Executive Vice President,	2005							—
Chief Financial Officer	2004	$99,244	(12)	$5,250				$1,942	(2)	$106,436

(1)	Consists of compensation paid in the US and Israel.

(2)	Consists of contributions to insurance premiums and/or car allowance and 401k employer contribution for 2006.

(3)

In 2006, consists of deferred payment obligations of the Company equal to the cost of premiums that would otherwise have been payable to maintain a split dollar life insurance policy for $18,537, $10,782 in insurance premiums and/or car allowance and $5,373 in retirement benefits. In 2005, consists of deferred payment obligations of the Company equal to the cost of premiums that would otherwise have been payable to maintain a split dollar life insurance policy for $17,125 and $20,287 in insurance premiums and/or car allowance.

(4)

Represents the value at the time of grant of 379,747 restricted stock units (which were converted to 75,950 restricted stock units as a result of the 1:5 stock split that was effective May 31, 2005) awarded to Dr. Aviv pursuant to a Retention Award Agreement dated September 6, 2004. Using the closing price of a share of Pharmos’ common stock on December 31, 2005, the aggregate value of Dr. Aviv’s restricted stock units would be approximately $152,660. Under the agreement, one-half of the restricted stock units vested and became non-forfeitable on December 31, 2005, and the balance vested and became non-forfeitable on March 31, 2007, upon his retirement as CEO. The shares of common stock underlying the restricted stock units have the same dividend rights as our unrestricted common stock.

(5)

Consists of (i) $300,000 awarded to Dr. Aviv pursuant to a Retention Award Agreement dated September 6, 2004 (one-half of the cash award vested and became non-forfeitable on December 31, 2005, and the balance vested and became non-forfeitable on March 31, 2007, upon his retirement as CEO) and (ii) $15,821 in deferred payment obligations of the Company equal to the cost of premiums that would otherwise have been payable to maintain a split dollar life insurance policy and $17,423 in insurance premiums and/or car allowance.

(6)	Mr. Rubino joined Pharmos Corporation in November 2005.

(7)	Dr. Riesenfeld served as President and Chief Operating Officer through November 2005.

(8)

Consists of housing allowance, contributions to insurance premiums, car allowance and car expense of $75,294 and deferred payment obligations of the Company equal to the cost of premiums that would otherwise have been payable to maintain a split dollar life insurance policy for $16,432.

(9)

Represents the value at the time of grant of 253,165 shares of restricted stock (which were converted to 50,633 shares of restricted stock as a result of the 1:5 stock split that was effective May 31, 2005) awarded to Dr. Riesenfeld pursuant to a Retention Award Agreement dated September 6, 2004. Using the closing price of a share of Pharmos’ common stock on December 31, 2005, the aggregate value of Dr. Riesenfeld’s shares of restricted stock would be approximately $101,772. Under the agreement, one-half of the shares of restricted stock vested and became non-forfeitable on December 31, 2005. Under the terms of Dr. Riesenfeld’s severance agreement, the balance of his Awards will vest on his departure from the Company on April 2, 2006. The shares of common stock underlying the restricted stock units have the same dividend rights as our unrestricted common stock.

(10)

Consists of (i) $200,000 awarded to Dr. Riesenfeld pursuant to a Retention Award Agreement dated September 6, 2004 (one-half of the cash award vested and became non-forfeitable on December 31, 2005, and the balance is was originally scheduled to vest and become non-forfeitable on June 30,2007, subject to certain accelerated vesting provisions) and (ii) $15,181 in deferred payment obligations of the Company equal to the cost of premiums that would otherwise have been payable to maintain a split dollar life insurance policy. Under the terms of Dr. Riesenfeld’s severance agreement, the balance of his Awards vested on his departure from the Company on April 2, 2006 and he received $69,376 for housing allowances, contributions to insurance premiums, car allowance and car expense.

(11)	Mr. Meer joined Pharmos Corporation in July 2004.

(12)	Mr. Cook resigned from Pharmos Corporation in March 2004.

(13)

Consists of $62,266 in salary plus the following severance related payments: severance $249,063, retention grant $100,000, 401K match $6,600, life insurance $6,231, tax gross up on rent $13,561, Israeli health insurance $10,772, moving expenses $22,209 and other $1,383.

(14)	Consists of payments for the cost of premiums for a split dollar life insurance policy for $136,613 and $6,600in 401k employer contribution.

(15)	Consists of $205,587 in salary plus the following severance related payments: severance $242,050, benefits $1,868, 401K match $6,600 & interest $3,773.

(16)	Consists of regular taxable auto plus a one time payout of $19,081 which includes an insurance policy of $8,500.

(17)	Consists of $662 in 401k employer contribution and $2,138 in automobile allowance.

(18)	Mr. Neill joined Pharmos Corporation in October 2006.

GRANTS OF PLAN-BASED AWARDS IN 2006

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Haim Aviv, PhD (1)	1/25/2006	325,000	$2.15	$542,720

S. Colin Neill (2)	10/5/2006	90,000	$1.75	$120,600

James A. Meer (3)	1/25/2006	25,000	$2.15	$41,750

(1)	81,250 of the options granted to Dr. Aviv vested on January 25, 2007; the remaining 243,750 vested on March 31, 2007, upon his retirement as CEO.

(2)	30,000 of the options granted to Mr. Neill were immediately exercisable; the remaining 60,000 options are scheduled to vest in twelve equal quarterly increments beginning on October 5, 2007.

(3)	Pursuant to the terms of his employment agreement, all of the options granted to Mr. Meer vested upon his departure from the Company in October 2006.

All option grants in 2006 were made under the Company’s 2000 Stock Option Plan. The Company made no equity or non-equity incentive plan awards in 2006.

OPTION EXERCISES AND STOCK VESTED IN 2006

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting($)

Haim Aviv, PhD	—	$—	—		$—
Alan L. Rubino	—	$—	—		$—
S. Colin Neill	—	$—	—		$—
Gad Riesenfeld, PhD	—	$—	25,317	(1)	$141,177
James A. Meer	—	$—	—		$—

(1)

Dr. Riesenfeld received an award of 50,633 shares of restricted stock in September 2004, 25,316 shares of which vested in December 2005. The remaining 25,317 shares vested upon his departure from the Company in April 2006.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards						Stock Awards

Name	Number of securities underlyiung unexercised options (#) Exercisable	Number of securities underlyiung unexercised options (#) Unexercisable		Equity Incentive Plan awards: Number of securities underlying unexercsied Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that have not vested ($)

Haim Aviv, PhD							37,975	(1)	$69,874
	0	325,000	(2)	325,000	$2.15	1/24/2016
	16,625	21,375	(3)	38,000	$3.85	2/15/2015
	38,000	0		38,000	$21.20	2/12/2014
	35,156	2,344	(4)	37,500	$5.10	2/18/2013
	30,000	0		30,000	$9.50	3/5/2012
	20,000	0		20,000	$9.38	4/2/2011
	20,001	0		20,001	$20.15	6/6/2010
	13,000	0		13,000	$6.25	4/16/2009
	20,000	0		20,000	$13.91	5/18/2008
	50,000	0		50,000	$7.95	2/12/2007

	242,782	348,719		591,501

Alan Rubino	0	225,000	(5)	225,000	$2.18	11/14/2015
	100,000	0		100,000	$2.18	11/14/2015

	100,000	225,000		325,000

S. Colin Neill	30,000	60,000	(6)	90,000	$1.75	10/5/2016

Gad Riesenfeld, PhD	27,000	0		27,000	$3.85	2/15/2015
	27,000	0		27,000	$21.20	2/12/2014
	14,062	0		14,062	$5.10	2/18/2013
	7,500	0		7,500	$9.50	3/5/2012
	2,500	0		2,500	$9.38	4/2/2011
	12,000	0		12,000	$20.15	6/6/2010
	16,000	0		16,000	$13.91	5/18/2008

	106,062	0		106,062

James A. Meer	25,000	0		25,000	$2.15	1/23/2016
	23,000	0		23,000	$3.85	2/14/2015
	30,000	0		30,000	$17.50	7/11/2014

	78,000	0		78,000

(1)	Vested on March 31, 2007, upon his retirement as CEO.

(2)	81,250 of these options vested on January 25, 2007; the remaining options vested on March 31, 2007, upon his retirement as CEO.

(3)	2,375 of these options vested on February 15, 2007; the remaining options vested on March 31, 2007, upon his retirement as CEO.

(4)	Vested on February 18, 2007.

(5)	18,750 of these options vested on February 14, 2007; the remaining options are scheduled to vest in eleven equal increments on a quarterly basis beginning on May 14, 2007.

(6)	Scheduled to vest in twelve equal increments on a quarterly basis beginning on October 5, 2007.

The Company made no equity plan incentive awards in 2006.

Stock Option Plans

It is currently the Company’s policy that all full time key employees are considered annually for the possible grant of stock options, depending upon employee performance. The criteria for the awards are experience, uniqueness of contribution to the Company and level of performance shown during the year. Stock options are intended to generate greater loyalty to the Company and help make each employee aware of the importance of the business success of the Company.

As of December 31, 2006, 708,301 options to purchase shares of the Company’s Common Stock were outstanding under various option plans. During 2006, the Company granted 881,000 options to purchase shares of its Common Stock to employees, directors and consultants.

A summary of the various established stock option plans is as follows:

1992 Plan. The maximum number of shares of the Company’s Common Stock available for issuance under the 1992 Plan is 150,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 1992 Plan that expire or terminate would again be available for options to be issued under the 1992 Plan. As of December 31, 2006, there were no options outstanding to purchase the Company’s Common Stock under this plan. The Company does not plan to issue any additional options from the 1992 Plan.

1997 Plan and 2000 Plan. The 1997 Plan and the 2000 Plan are each administered by a committee appointed by the Board of Directors (the “Compensation Committee”). The Compensation Committee will designate the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations. All stock options grants during 2006 were made from the 2000 Plan. The Company does not plan to issue any additional options from the 1997 Plan.

The maximum number of shares of Common Stock available for issuance under the 1997 Plan is 300,000 shares, as amended, and under the 2000 Plan, as amended, is 2,700,000 shares. Each plan is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 1997 Plan and the 2000 Plan that expire or terminate will again be available for options to be issued under each Plan.

The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a “10% Stockholder”).

The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 1997 Plan, the 2000 Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option for annual option grants will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check to the Company. However, the Board of Directors may grant a loan to an employee, other than an executive officer, pursuant to the loan provision of the 1997 Plan or the 2000 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 1997 Plan or the 2000 Plan.

Under the 1997 Plan, upon termination of an optionee’s employment or consultancy, all options held by such optionee will terminate, except that any option that was exercisable on the date employment or consultancy terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder), and except such three month period may be extended by the Compensation Committee in its discretion. If an optionee dies while he is an employee or a consultant or during such three-month period, the option may be exercised within one year after death by the decedent’s estate or his legatees or distributees, but only to the extent exercisable at the time of death. The 2000 Plan provides that the Compensation Committee may in its discretion determine when any particular stock option shall expire. A stock option agreement may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service to the Company or death or any other circumstances.

The 1997 Plan and the 2000 Plan each provides that outstanding options shall vest and become immediately exercisable in the event of a “sale” of the Company, including (i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, (ii) the sale of substantially all assets of the Company, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

The Board of Directors may amend, suspend or discontinue the 1997 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 1997 Plan, (ii) change the designation of the class of persons eligible to receive options, (iii) decrease the price at which options may be granted, except that the Board may, without stockholder approval accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower exercise price that is not less than the fair market value of Common Stock on the date the new option is granted, (iv) remove the administration of the 1997 Plan from the Compensation Committee, (v) render any member of the Compensation Committee eligible to receive an option under the 1997 Plan while serving thereon, or (vi) amend the 1997 Plan in such a manner that options issued under it intend to be incentive stock options, fail to meet the requirements of Incentive Stock Options as defined in Section 422 of the Code.

The Board of Directors may amend, suspend or discontinue the 2000 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 2000 Plan or (ii) change the designation of the class of persons eligible to receive options.

Under current federal income tax law, the grant of incentive stock options under the 1997 Plan or the 2000 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an “item of tax preference” of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 1997 Plan or the 2000 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

2001 Employee Stock Purchase Plan. The 2001 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. All employees of the Company, its Pharmos Ltd. subsidiary or any other subsidiaries or affiliated entities who have completed 180 consecutive days of employment and who customarily work at least 20 hours per week will be eligible to participate in the 2001 Plan, except for any employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary on the date a grant of a right to purchase shares under the 2001 Plan (Right) is made. There currently are no such employees with such large holdings. Participation by officers in the 2001 Plan will be on the same basis as that of any other employee. No employee will be granted a Right which permits such employee to purchase shares under the 2001 Plan at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding. Each Right will expire if not exercised by the date specified in the grant, which date will not exceed 27 months from the date of the grant. Rights will not be assignable or transferable by a participating employee, other than in accordance with certain qualified domestic relations orders, as defined in the Code, or by will or the laws of descent and distribution.

The total number of shares reserved for issuance under the 2001 Plan is 100,000 shares. Under the 2001 Plan, for any given calendar year, a participating employee can only be granted Rights to purchase that number of shares which, when multiplied by the exercise price of the Rights, does not exceed more than 10% of the employee’s base pay. To date, the Company has issued 12,560 shares of its common stock under the 2001 Plan. The Company did not issue any shares under the 2001 Plan in 2006.

From time to time, the Board of Directors may fix a date or a series of dates on which the Company will grant Rights to purchase shares of Common Stock under the 2001 Plan at prices not less than 85% of the lesser of (i) the fair market value of the shares on the date of grant of such Right or (ii) the fair market value of the shares on the date such Right is exercised.

The 2001 Plan also provides that any shares of Common Stock purchased upon the exercise of Rights cannot be sold for at least six months following exercise, to avoid potential violations of the “short swing” trading provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The Board of Directors or a committee to which it delegates its authority under the 2001 Plan will administer, interpret and apply all provisions of the 2001 Plan. The Board has delegated such authority to the Compensation and Stock Option Committee.

The Board of Directors may amend, modify or terminate the 2001 Plan at any time without notice, provided that no such amendment, modification or termination may adversely affect any existing Rights of any participating employee, except that in the case of a participating employee of a foreign subsidiary of the Company, the 2001 Plan may be varied to conform with local laws. In addition, subject to certain appropriate adjustments to give effect to relevant changes in the Company’s capital stock, no amendments to the 2001 Plan may be made without stockholder approval if such amendment would increase the total number of shares offered under the 2001 Plan or would render Rights “unqualified” for special tax treatment under the Code.

No taxable income will be recognized by a participant either at the time a Right is granted under the 2001 Plan or at the time the shares are purchased. Instead, tax consequences are generally deferred until a participant disposes of the shares (e.g., by sale or gift). The federal income tax consequences of a sale of shares purchased under the 2001 Plan will depend on the length of time the shares are held after the relevant date of grant and date of exercise, as described below.

If shares purchased under the 2001 Plan are held for more than one year after the date of purchase and more than two years from the date of grant, the participant generally will have taxable ordinary income on a sale or gift of the shares to the extent of the lesser of: (i) the amount (if any) by which the fair market value of the stock at the date of grant exceeds the exercise price paid by the participant; or (ii) the amount by which the fair market value of the shares on the date of sale or gift exceeds the exercise price paid by the participant for the shares. In the case of a sale, any additional gain will be treated as long-term capital gain. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

If the stock is sold or gifted within either one year after the date of purchase or two years after the date of grant (a “disqualifying disposition”), the participant generally will have taxable ordinary income at the time of the sale or gift to the extent that the fair market value of the stock at the date of exercise was greater than the exercise price. This amount will be taxable in the year of sale or disposition even if no gain is realized on the sale, and the Company would be entitled to a corresponding deduction. A capital gain would be realized upon the sale of the shares to the extent the sale proceeds exceed the fair market value of those shares on the date of purchase. A capital loss would be realized to the extent the sales price of the shares disposed of is less than the fair market value of such shares on the date of purchase. Special tax consequences may follow from dispositions other than a sale or gift.

1997 Employees and Directors Warrants Plan. The 1997 Employees and Directors Warrants Plan was approved by the Stock Option Committee as of February 12, 1997 and March 19, 1997. 206,000 Warrants to purchase 206,000 shares of Common Stock were granted to certain employees of the Company. Of such warrants, 191,000 were granted at an exercise price of

$7.95 per share and 15,000 were granted and an exercise price of $8.30 per share (together, the “1997 Employees Warrants”). The 1997 Employees Warrants became exercisable in increments of 25% each on their first, second, third and fourth anniversaries, respectively, and expired in 2007. 20,000 Warrants to purchase 20,000 shares of Common Stock were granted to directors of the Company at an exercise price of $7.95 per share (the “1997 Directors Warrants”) on February 12, 1997. The 1997 Directors Warrants became exercisable in increments of 25% each on the first, second, third and fourth anniversaries of February 12, 1997 and expired on February 12, 2007. At December 31, 2006, there were 63,000 1997 Employees Warrants at $7.95, no 1997 Employees Warrants at $8.30 and 500 1997 Directors Warrants at $7.95 outstanding.

Upon termination of a Warrant Holder’s employment, consultancy or affiliation with the Company, all Warrants held by such Warrant Holder will terminate, except that any Warrant that was exercisable on the date which the employment, consultancy or affiliation terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder). If a Warrant Holder dies while he or she is an employee, consultant or affiliate of the Company, or during such three month period, the Warrant may be exercised within one year after death by the decedent’s estate or his legatees or distributees, but only to the extent exercisable at the time of death.

Employment Contracts

Elkan R. Gamzu, Ph.D. On February 26, 2007, the Company’s Board of Directors appointed Dr. Gamzu to replace Dr. Haim Aviv as Chief Executive Officer upon Dr. Aviv’s retirement effective March 31, 2007. Under the terms of his employment agreement, Dr. Gamzu’s initial base salary is $300,000 per annum with a potential annual bonus of up to 25% of his base salary, based upon the attainment of agreed upon business, transactional, clinical and stock performance goals and milestones as determined by the Company’s Board (and its Compensation and Stock Option Committee). On February 26, 2007, Dr. Gamzu was granted options to purchase 150,000 shares of Pharmos Common Stock at an exercise price of $1.55 per share, and on March 31, 2007, he was granted additional options for the purchase of up to 200,000 shares, at an exercise price of $1.46 per share. This subsequent grant is subject to the approval of an increase in the number of authorized shares under the Company’s 2000 Stock Option Plan by the Company’s stockholders at the 2007 annual meeting of stockholders. Dr. Gamzu will also receive other benefits, including certain housing allowances. His employment agreement also provides for severance payments to be made to Dr. Gamzu under certain conditions with respect to termination of his employment.

Haim Aviv, Ph.D. On March 20, 2007, Pharmos Corporation entered into a Letter Agreement with Dr. Haim Aviv regarding the terms of his retirement as Chief Executive Officer effective March 31, 2007. Dr. Aviv continues to serve as Chairman of the Board until the company’s 2007 annual meeting of stockholders. Under the terms of the Letter Agreement, Dr. Aviv received on March 31, 2007 a cash payment equal to 12 months’ base salary ($333,640) plus an additional amount equal to 90 days’ base salary ($83,410) less any base salary actually paid to him between February 26, 2007 and March 31, 2007. All of his unvested stock options, warrants and restricted stock units vested on March 31, 2007. A description of the terms of the employment agreement that had been in effect between the Company and Dr. Aviv prior to his retirement as Chief Executive Officer follows.

In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a one-year employment/consulting agreement for Dr. Aviv, as Chairman of the Board and Chief Executive Officer of the Company. Dr. Aviv agreed to devote a majority of his business time to the Company and to Pharmos Ltd. The agreement provided for automatic one year renewals unless either the Company terminates the agreement at least 180 days prior to the scheduled expiration date during the initial one year term (and 90 days for subsequent terms) or Dr. Aviv terminates the agreement at least 60 days in advance of termination. Dr. Aviv’s base compensation for 2005 was $308,497 and for 2006 was $322,396, and was allocated between the Company (paid in US dollars) and Pharmos Ltd (paid in shekels) and may have resulted in exchange rate differences. The Company also agreed to make available for Dr. Aviv’s benefit following his death, termination of employment for disability or retirement at the age of at least 62 an amount equal to the cost of insurance premiums the Company would otherwise have incurred to obtain and maintain a “split-dollar” life insurance policy on his life (approximately $10,000 per year, accruing interest at 8% per year). In addition, the Company agreed to pay, in lieu of contributing to other benefits plans on his behalf, an amount equal to an aggregate of approximately 21% of his base compensation toward the “Management Insurance Scheme” managed by the government of Israel for members of management of Israeli companies.

Dr. Aviv’s employment agreement also provided that if his employment is terminated within one year following a “change of control,” he would receive severance pay of 18 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates. A “change of control” involved an acquisition of at least 50% of the voting power of the Company’s securities, a change in at least 51% of the composition of the current Board of Directors, or approval by the Board of Directors or stockholders of the Company of a transaction where such change of voting control or composition of the Board would occur, where the Company would be liquidated or where all or substantially all of its assets would be sold.

If Dr. Aviv’s employment had been terminated by the Company, after notice, other than for a change in control, death, disability or for “cause,” as defined in his employment agreement, or if he had terminated his employment within one year of a change in control or otherwise for “good reason,” as defined in his employment agreement, he would have receive severance pay of 12 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates.

The Board of Directors of the Company also agreed at its January 25, 2006 meeting, based upon the recommendation of the Compensation Committee, to clarify Dr. Aviv’s Employment Agreement to confirm that the calculation of any severance payments to be received by him upon a termination of employment in certain circumstances would have been based on the aggregate annual compensation he had been receiving at the time of termination, both in the form of base salary as an employee of the Company’s Pharmos Ltd. subsidiary and in the form of an annual consulting fee paid directly by the Company to an entity owned by Dr. Aviv.

The employment agreement also contained customary confidentiality and non-competition undertakings by Dr. Aviv.

Gad Riesenfeld, Ph.D. In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a one-year employment agreement for Dr. Riesenfeld, as full-time President and Chief Operating Officer of the Company. Dr. Riesenfeld’s base compensation for 2005 was $249,063. The Company did not renew Dr. Riesenfeld’s employment agreement when it expired in April 2006. Under the terms of his employment agreement, this nonrenewal required several payments from the Company including salary, benefits and the vesting of certain stock options and restricted stock. These payments included salary through April 2006 of $62,266, one year’s additional salary of $249,063, plus payments for benefits of $60,756. In addition, his restricted stock and other stock options vested. The total cost of severance for Dr. Riesenfeld was approximately $645,000.

On September 6, 2004, the Board of Directors approved, and Pharmos entered into, Retention Award Agreements with each of Drs. Aviv and Riesenfeld. The Company granted retention awards of $300,000 cash and 75,950 restricted stock units to Dr. Aviv and $200,000 cash and 50,633 shares of restricted stock to Dr. Riesenfeld (the Awards). Under the agreements, one-half of the Awards vested on December 31, 2005 and the balance were scheduled to vest and become non-forfeitable on June 30, 2007, subject to certain accelerated vesting provisions. Under the terms of Dr. Riesenfeld’s severance agreement, the balance of his Awards vested on his departure from the Company on April 2, 2006 and the expense of those awards was accelerated through April 2, 2006. The fair value of the restricted shares was based on the fair value of the stock on the issuance date. The fair value of the restricted stock awards was based on the fair value of the underlying stock on the issuance date. The aggregate fair value of the restricted stock awards totaled $2 million.

Alan L. Rubino. In November 2005, the Compensation and Stock Option Committees of the Board of Directors recommended, and the Board approved, a three-year employment agreement for Mr. Rubino as full time President and Chief Operating Officer of the Company. Mr. Rubino’s base compensation for 2005, effective November 14, was $315,000 and was $315,000 for 2006. Mr. Rubino received a sign-on bonus of $40,000 in November 2005. Mr. Rubino received a performance bonus for 2005 (pro rated) of $12,500 and received a performance bonus for fiscal year 2006 of $160,000 (including a special bonus of $60,000 in recognition of his performance during the negotiation and consummation of the Vela acquisition, including the proxy fight and related settlement). In subsequent years, the bonus is to range from minimum of 25% of base salary to target of 50% of base salary, with no maximum limit, based on milestones and determined by the CEO and Compensation Committee. The other provisions of Mr. Rubino’s employment agreement relating to benefits, severance arrangements, automatic renewal and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv’s employment agreement, as described above, except that Mr. Rubino does not participate in the “Management Insurance Scheme” of Pharmos Ltd.

S. Colin Neill. In October 2006, the Compensation and Stock Option Committees of the Board of Directors recommended, and the Board approved, a one year employment agreement for Mr. Neill as full time Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Neill’s initial base compensation is $265,000. The other provisions of Mr. Neill’s employment agreement relating to benefits, severance arrangements, automatic renewal and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv’s employment agreement, as described above, except that Mr. Neill does not participate in the “Management Insurance Scheme” of Pharmos Ltd. Mr. Neill received a sign-on bonus of

$20,000 in October 2006, and a performance bonus for 2006 (pro rated) of $18,750 in January 2007.

James A. Meer. In July 2004, the Compensation and Stock Option Committees of the Board of Directors recommended, and the Board approved, a one year employment agreement for Mr. Meer as full time Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. In January 2005, Mr. Meer was promoted to Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Meer’s base compensation for 2005 was $235,000. Mr. Meer left the Company in October 2006. His salary paid from January 1, 2006 through the date of his departure was $205,587. Pursuant to the terms of his employment contract, Mr. Meer received severance-related payments upon his departure totaling $254,291.

Compensation of Directors

On January 25, 2006, the Board of Directors of Pharmos and its Compensation and Stock Option Committee approved a change in the compensation arrangements for its independent directors. In lieu of paying fees for each meeting attended, the Board authorized the payment of an annual fee of $30,000 for service on the Board. Also, in consideration of the additional work they perform for the Company, the Board authorized payment of additional compensation in the amount of $5,000 to each of the Chairmen of the Board’s Audit Committee, Compensation Committee, Governance and Nominating Committee and Clinical Development and Scientific Committee, and $15,000 to the Lead Director (the Lead Director does not receive any additional fees for also serving as committee chair). Payment of such fees to any director is subject to attendance by such director at a minimum of least 70% of the combined number of meetings of the full Board and any Committees on which such director sits. Any director attending fewer than 70% of the meetings in a given year will have his or her aggregate annual fees reduced on a percentage basis by the same percentage of that year’s meetings not attended by such director (e.g., a director who did not attend 45% of the meetings in a given year would have his or her aggregate fees reduced by 45% for such year).

Also, on January 25, 2006, the Board approved the annual grant to each of the non-employee directors of 20,000 ten-year stock options, with 25% vesting on the first anniversary of the date of grant and the remainder vesting in twelve equal quarterly installments over the next three years, and exercisable at the fair market value of the Company’s Common Stock as of the date of grant.

On October 18, 2006, the Board of Directors approved payment of a fee of $50,000 to Mony Ben Dor for his service as chair of the Board’s Proxy Contest Steering Committee.

No fees or stock option awards were paid in 2006 to the four directors (Akkaraju, Evnin, Miller and Newhall) who joined the Board upon completion of the Company’s acquisition of Vela Pharmaceuticals on October 25, 2006.

DIRECTOR COMPENSATION FOR 2006

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

Srinivas Akkaraju, M.D., Ph.D. (2)	0	0	0

Mony Ben Dor	95,000 (4)	9,247	104,247

Anthony B. Evnin, Ph.D. (2)	0	0	0

Elkan R. Gamzu, Ph.D.	35,000 (5)	9,564	44,564

Georges Anthony Marcel, M.D., Ph.D. (3)	30,000	43,218	73,218

Lawrence F. Marshall, M. D. (3)	30,000	45,791	75,791

Lloyd I. Miller, III (2)	0	0	0

Charles W. Newhall, III (2)	0	0	0

Abraham Sartani, M.D.	30,000	7,125	37,125

David Schlachet	35,000 (6)	9,247	44,247

(1)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2006. All options awarded to Directors in 2006 remained outstanding at fiscal year-end.

(2)	Became a Director on October 25, 2006.

(3)	Resigned as Director on October 17, 2006.

(4)	Includes $15,000 fee as Lead Director and $50,000 fee as chair of the Proxy Contest Steering Committee.

(5)	Includes $5,000 fee as chair of the Clinical Development and Scientific Committee.

(6)	Includes $5,000 fee as chair of the Audit Committee.

Director Resignations in 2006

          On October 17, 2006, Dr. Georges Anthony Marcel and Dr. Lawrence F. Marshall each resigned from the Company’s Board in order to enable three former directors of Vela Pharmaceuticals to join the Company’s Board following the closing of the Company’s then-pending acquisition of Vela. Dr. Marcel and Dr. Marshall each agreed to serve as a consultant to the Board’s Clinical Development and Scientific Committee and the Company’s senior management, for the period from November 1, 2006 through May 1, 2008, on matters relating to drug discovery, pre-clinical and clinical development and general business development in their areas of scientific and medical expertise. In consideration for such consulting services, the Company agreed to pay each of these former directors a fee of $45,000, payable in three equal installments of $15,000 on November 1, 2006, May 1, 2007 and November 1, 2007. In addition, all stock options held by Dr. Marcel and Dr. Marshall became fully vested as of October 17, 2006; the respective exercise prices and expiration dates of such stock options remained unchanged.

Change in Lead Director Fee for 2007

          Beginning in 2007, at the request of the Lead Director, the Board has reduced the annual fee for serving as Lead Director from $15,000 to $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation and Stock Option Committee in 2006 were Mony Ben Dor, Lawrence Marshall (through October 2006), Anthony B. Evnin (beginning in October 2006) and Elkan Gamzu. There were no interlocks on the Compensation and Stock Option Committee in 2006.

CERTAIN TRANSACTIONS

          Herbamed License Agreement. The Company’s subsidiary, Pharmos Ltd., is party to a License Agreement with Herbamed, Ltd., a company controlled by Dr. Haim Aviv, the Company’s Chairman. The License Agreement licenses to Herbamed the Company’s patent rights for the oral delivery of lipophilic substances in the limited field of nutraceuticals, which include food and dietary supplements, food additives, vitamins and herbs. Under the terms of the revised License Agreement, Herbamed will pay to Pharmos Ltd. royalties of 3% on net sales. During 2006 and 2005, the Company recognized royalties of $5,177 and $24,670, respectively.

          Neither the Company nor its Pharmos Ltd. subsidiary is involved in the field of nutraceuticals generally, and specifically in developing improved oral delivery of nutraceuticals. Pharmos Ltd., therefore, licensed its technology in this narrow non-pharmaceutical field of use to Dr. Aviv’s company as a way of seeking to benefit from a potential stream of royalty payments without having to devote any resources to the development of an application it otherwise would not have pursued. In addition, if the technology proves to be successful for the delivery of nutraceuticals, Pharmos hopes that it could be able to interest potential strategic partners in licensing the technology for pharmaceuticals applications.

          Dr. Aviv was not involved with either party in negotiating the terms of the License Agreement with Herbamed. Pharmos Ltd. concluded that the royalty rates and other terms of the License Agreement are commercially reasonable to it.

          The Herbamed License Agreement was approved by Pharmos’ Board of Directors and subsequently ratified by the Audit Committee.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          No person who, during the fiscal year ended December 31, 2006, was a “Reporting Person” defined as a director, officer or beneficial owner of more than ten percent of the Company’s Common Stock which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”), failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

ITEM 2 - PROPOSAL TO AMEND THE COMPANY’S 2000 STOCK OPTION PLAN

          The Board of Directors has adopted, subject to stockholder approval, an amendment (the “Plan Amendment”) to the Company’s 2000 Stock Option Plan (the “2000 Plan”) authorizing the issuance of an additional 2,000,000 shares under such plan, thereby increasing the aggregate number of shares issuable under such plan from 2,700,000 to 4,700,000.

          To date, options to purchase 3,235,308 shares of the Company’s Common Stock have been granted under the 2000 Plan and 600,020 of such options have been exercised or terminated.

          The adoption of the Plan Amendment by the Board of Directors reflects a determination by the Board that ensuring the availability of a sufficient number of, and various types of, options and awards available for grant under the 2000 Plan is important to the Company’s ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of the Company’s executive officers in the Company’s continuing success.

          Since the granting of options and awards under the 2000 Plan is discretionary, the Company cannot at present determine the number of options and awards that will be granted in the future to any person or group of persons or the terms of any future grant. Future option and award grants and the terms thereof will be determined by the Compensation and Stock Option Committee in accordance with the terms of the 2000 Plan.

          In connection with his appointment as Chief Executive Officer, Dr. Elkan R. Gamzu was granted (i) on February 26, 2007, options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.55 per share (the fair market value of the Company’s common stock as of the date of grant), and (ii) on March 31, 2007, options to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.46 per share (the fair market value of the Company’s common stock as of the date of grant). One-fourth of the options will become exercisable on the first anniversary of the respective date of grant; the remaining options in each grant will become exercisable thereafter in twelve equal quarterly increments. The March 31, 2007 grant of 200,000 options to Dr. Gamzu is subject to the approval of the Plan Amendment by the stockholders at this year’s annual meeting of stockholders; if the Plan Amendment is not approved by the stockholders at the annual meeting, such option grant will be voided.

          Set forth below is certain information concerning the 2000 Plan. A copy of the 2000 Plan, under which a maximum of 2,700,000 shares are issuable, is attached as Appendix A hereto and a copy of the Plan Amendment is attached as Appendix B hereto.

DESCRIPTION OF 2000 PLAN

          The purpose of the 2000 Plan is to allow employees, outside Directors and consultants of the Company and its subsidiaries to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, such entities. It is intended that options granted under the 2000 Plan will qualify either as incentive stock options under Section 422 of the Code or as non-qualified options. Options granted under the 2000 Plan will only be exercisable for Common Stock.

          The 2000 Plan is administered by a committee appointed by the Board of Directors (the Compensation and Stock Option Committee) or by the Board itself. The Compensation and Stock Option Committee will designate the persons to receive awards or options, the number of shares subject to the options and the terms of the awards and options, including the option price and the duration of each option, subject to certain limitations.

          The maximum number of shares of Common Stock available for issuance under the 2000 Plan is currently 2,700,000 shares, subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common Stock subject to options granted under the 2000 Plan that expire or terminate will again be available for options to be issued under the 2000 Plan.

          The price at which shares of Common Stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of Common Stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of Common Stock (a “10% Stockholder”)).

          The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the 2000 Plan or any other plan of the Company or a subsidiary, shall not exceed $100,000. The Compensation and Stock Option Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% Stockholder). The option price is payable in cash or by check. In addition, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the 2000 Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of Common Stock at the then current fair market value, as defined in the 2000 Plan.

          Subject to the terms of the 2000 Plan, the Board of Directors at its sole discretion shall determine when an option shall expire. A stock option agreement may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service to the Company or death or any other circumstances.

          The 2000 Plan provides that outstanding options shall vest and become immediately exercisable in the event of a “sale” of the Company, including (i) the sale of more than 75% of the voting power of the Company in a single transaction or a series of transactions, (ii) the sale of substantially all assets of the Company, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which the stockholders of the Company will own less than 50% of the voting power of the reorganized, merged or consolidated company.

          The Board of Directors may amend, suspend or discontinue the 2000 Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the 2000 Plan or (ii) change the designation of the class of persons eligible to receive options.

          Under current federal income tax law, the grant of incentive stock options under the 2000 Plan will not result in any taxable income to the optionee or any deduction for the Company at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of Common Stock at the time the option is exercised exceeds the option price is an “item of tax preference” of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of Common Stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he or she will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the Common Stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the 2000 Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of Common Stock valued at fair market value, the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

EQUITY COMPENSATION PLAN INFORMATION

          The table below provides certain information concerning our equity compensation plans as of December 31, 2006.

1. Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,962,597	$5.82	708,301
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,962,597	$5.82	708,301

          The Company from time to time engages in discussions with pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations. If any such transaction is ever consummated, the existence of these additional outstanding stock options under the 2000 Plan could have the effect of reducing the aggregate consideration received by existing stockholders in such transaction.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR AMENDMENT OF THE COMPANY’S 2000 STOCK OPTION PLAN (ITEM 2 ON THE ENCLOSED PROXY CARD).

ITEM 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and our Board of Directors has directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Meeting. PricewaterhouseCoopers has audited the financial statements of the Company and its predecessors for more than ten years and has advised the Company that it does not have any material financial interests in, or any connection with (other than as independent registered public accounting firm), the Company.

          Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by the By-laws or otherwise. However, the Board is submitting the selection of PriceWaterhouseCoopers to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee or the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee or the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee or the Board determines that such a change would be in the best interests of the Company and its stockholders.

          PricewaterhouseCoopers is expected to be present at the Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

AUDIT FEES

          Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005, its reviews of the Company’s unaudited consolidated interim financial statements, and for SEC filings were $441,000 and $370,000, respectively.

AUDIT-RELATED FEES

          Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with Vela acquisition due diligence services in 2006 were $43,000.

TAX FEES

          Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its income tax compliance and related tax services for the years ended December 31, 2006, and 2005 were $35,000 and $0, respectively.

ALL OTHER FEES

           Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its executive compensation analysis for the years ended December 31, 2006, and 2005 were $0 and $20,000, respectively. An additional fee of $1,500 was incurred in 2006 and 2005 in relation to subscription services for accounting related topics. The Company also licenses Automated Disclosure Checklist - Client Assist from PricewaterhouseCoopers LLP at no cost.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

          The charter of the Audit Committee requires that the Committee review and pre-approve all audit, review or attest engagements of, and non-audit services to be provided by, the independent registered public accounting firm (other than with respect to the de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and the SEC rules promulgated thereunder). The Audit Committee pre-approved all auditing services and permitted non-audit services rendered by PricewaterhouseCoopers LLP in 2006.

          The pre-approval duty may be delegated to one or more designated members of the Audit Committee, with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Any such designated member(s) of the Committee shall also have the authority to approve non-audit services already commenced by the independent registered public accounting firm if (i) the aggregate amount of all such services provided constitutes no more than five percent (5%) of the total amount of revenues paid by the Company to the independent registered public accounting firm during the fiscal year in which the services are provided, (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Committee and approved by such designated member(s) prior to the completion of the audit.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 (ITEM 3 ON THE ENCLOSED PROXY CARD).

STOCKHOLDERS’ PROPOSALS FOR 2008 ANNUAL MEETING OF
STOCKHOLDERS

          Proposals which stockholders intend to present at the 2008 annual meeting of stockholders must be received by the Company by May 13, 2008, and must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy material for that meeting. Proposals should be sent to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, NJ 08830, Attention: President.

          If a stockholder notifies us after July 27, 2008, of an intention to present a proposal at the 2008 annual meeting of stockholders (and for any reason the proposal is voted on at the meeting), our proxy holders will have the right to exercise discretionary voting authority with respect to such proposal.

ANNUAL REPORT ON FORM 10-K

          Upon sending a written request to Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, NJ 08830, Attention: President, stockholders may obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any amendments thereto, as filed with the Securities and Exchange Commission.

OTHER MATTERS

          As of the date of this Proxy Statement, the only business which management expects to be considered at the Meeting is the election of directors, the amendment of the Company’s 2000 Stock Option Plan, and ratification of the selection of PricewaterhouseCoopers LLP as the Company’s auditors. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

HAIM AVIV, PH.D.
Chairman of the Board

Dated: September 10, 2007

APPENDIX A

PHARMOS CORPORATION
AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(August 2005)

SECTION 1.	ESTABLISHMENT AND PURPOSE.

          The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, through the granting of Options to purchase Shares of the Company’s Stock, restricted Stock Awards and Stock Units. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

          Capitalized terms are defined in Section 12.

SECTION 2.	ADMINISTRATION.

          (a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

          (b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Awardees and Optionees and all persons deriving their rights from an Awardee or Optionee.

SECTION 3.	ELIGIBILITY.

          Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, Awards or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs. In addition to other provisions of the Plan, the provisions of Section 14 of the Plan shall govern Awards to Employees and Directors who are residents of the State of Israel.

SECTION 4.	STOCK SUBJECT TO PLAN.

          (a) Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (either directly or upon exercise of Options or other rights to acquire Shares) shall not exceed 2,700,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 2,700,000 Shares (subject to adjustment pursuant to Section 8).

SECTION 5.	TERMS AND CONDITIONS OF OPTIONS.

          (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b) Number of Shares Each Stock Option Agreement shall specify the number of Shares that are subject to the Option. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion, subject to the following limitations: (i) the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant (110% for an ISO granted to a Greater Than Ten-Percent Stockholder) and (ii) in no event may the Exercise Price of any Option be less than the par value of a Share.

          (d) Special Rule for Incentive Options. For those Options not covered by the trust arrangements provided in Section 14 and consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate Fair Market Value (as of the time the Option is granted) of the Shares of Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all plans of his employer corporation and its Parent and Subsidiary corporations) exceeds $100,000, such Options shall not be treated as ISO’s. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Stock Option Agreement expressly provides for such a limitation.

          (e) Withholding Taxes. For those Options not covered by the trust provisions of Section 14, as a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (“Taxes”) that may arise in connection with such exercise. The

Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          (f) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

          (g) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant (five years, in the case of an ISO granted to a Greater Than Ten-Percent Stockholder). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of Optionee’s Service or death or any other circumstances.

          (h) Nontransferability. No Option may be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee may be exercised only by the Optionee or by the Optionee’s guardian or legal representative; provided, however, that an Option that is not an ISO may be otherwise transferred to the extent, if any, permitted by the Board of Directors.

          (i) No Rights as a Stockholder. Neither an Optionee nor in the case of an Israeli Option, the Trustee, or in either case a transferee of an Optionee, shall have any rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such Shares are issued pursuant to the terms of such Option.

          (j) Modification and Extension of Options. Within the limitations of the Plan, the Board of Directors may modify or extend Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

          (k) Substitution of Options. The Board of Directors may grant Options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a Parent or Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Parent or Subsidiary, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board of Director considers appropriate in the circumstances.

          (l) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 6.	PAYMENT FOR SHARES.

          (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable, at the time when such Option is exercised, in cash or cash equivalents payable to the order of the Company, except as otherwise provided in this Section 6.

          (b) Surrender of Stock. For Options that are not Israeli Options, unless a Stock Option Agreement otherwise provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

          (c) Promissory Note. Unless a Stock Option Agreement otherwise provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note (provided that the Optionee is an Employee of the Company). The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

          (d) Exercise/Sale. Unless a Stock Option Agreement otherwise provides (or if otherwise approved by the Board of Directors), and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          (e) Exercise/Pledge. Unless a Stock Option Agreement otherwise provides (or if otherwise approved by the Board of Directors), and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction of the Optionee, or in the case of an Israeli Option, of the Trustee, to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 7.	RESTRICTED STOCK AND STOCK UNITS.

          (a) Grants. Subject to the other applicable provisions of the Plan, the Board of Directors may grant Restricted Stock Awards or Stock Units to Awardees in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. Such Awards shall be made pursuant to a Grant Agreement, and shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in the Grant Agreement. The provisions of the various Grant Agreements entered into under the Plan need not be identical.

          (b) Terms and Conditions. A Restricted Stock Award entitles the recipient to acquire shares of Stock and a Stock Unit Award entitles the recipient to be paid the Fair Market Value of the Stock on the exercise date. Stock Units may be settled in Stock, cash or a combination thereof, as determined by the Board of Directors. Restricted Stock Awards and Stock Unit Awards are subject to vesting periods and other restrictions and conditions as the Board of Directors may include in the Grant Agreement.

          (c) Restricted Stock Awards.

                    (i) The Grant Agreement for each Restricted Stock Award shall specify the applicable restrictions on such shares of Stock, the duration of such restrictions, and the times at which such restrictions shall lapse with respect to all or a specified number of shares of Stock that are part of the Award. Notwithstanding the foregoing, the Board of Directors may reduce or shorten the duration of any restriction applicable to any shares of Stock awarded to any Awardee under the Plan.

                    (ii) Share certificates with respect to restricted shares of Stock may be issued at the time of grant of the Restricted Stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the Restricted Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award or, alternatively, the Awardee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer.

                    (iii) The extent of the Awardee’s rights as a stockholder with respect to the Restricted Stock shall be specified in the Grant Agreement.

          (d) Stock Units.

                    (i) The grant of Stock Units shall be evidenced by a Grant Agreement that states the number of Stock Units evidenced thereby and the terms and conditions of such Stock Units.

                    (ii) Stock Units may be exercised in the manner described in the Grant Agreement.

                    (iii) The extent of the Awardee’s rights as a stockholder with respect to the Stock Units shall be specified in the Grant Agreement.

          (e) Transferability. Unvested Restricted Stock Awards or Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Grant Agreement.

SECTION 8.	ACQUISITION EVENTS AND OTHER ADJUSTMENT OF SHARES.

          (a) Acquisition Events. In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or other transfer of substantially all of the Company’s assets (all the foregoing being referred to as “Acquisition Events”), outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee’s consent, may provide for any of the following:

      (i) The continuation of such outstanding Options by the Company (if the Company is not the surviving corporation);

     (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

     (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

     (iv) The cancellation of such outstanding Options without payment of any consideration.

               The provisions of Section 7(b) below shall not apply to any Option that is terminated pursuant to this Section 7(a).

          (b) Other Events. In the event that the outstanding Shares of Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation by reason of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, reorganization, merger, sale or other transfer of substantially all the Company’s assets to another corporation, consolidation, or other transaction described in Section 424(a) of the Code, the Board of Directors shall make appropriate adjustments (in such manner as it deems equitable in its sole discretion) in (i) the number and kind of shares of Stock, other securities or property for the purchase of which Options and Awards may be granted under the Plan, (ii) the number and kind of shares of Stock, other securities or property as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, (iii) the Exercise Price and other terms of outstanding Options and (iv) any other relevant provisions of the Plan. Any adjustment of the Plan or in outstanding Options shall be effective on the effective date of the event giving rise to such adjustment. The Board of Directors may also adjust the number of Shares subject to outstanding Options, the Exercise Price of outstanding Options and the terms of outstanding Options to take into consideration any other event (including, without limitation, accounting changes) if the Board of Directors determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Board of Directors pursuant to this Section 8(b) shall be binding on all persons.

          (c) Reservation of Rights. The grant of an Option or an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          (d) Sale or Merger. “Sale” means: (i) sale (other than a sale by the Company) of securities entitled to more than 75% of the voting power of the Company in a single transaction or a related series of transactions; or (ii) sale of substantially all of the assets of the Company; or

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, as a result of which the persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not own securities immediately after the reorganization, merger or consolidation entitled to more than 50% of the voting power of the reorganized, merged or consolidated company. Notwithstanding the other provisions of this Section 8, immediately prior to a Sale, each Optionee may exercise his or her Option as to all Shares then subject to the Option, regardless of any vesting conditions otherwise expressed in the Option. Voting power, as used in this Section 8(d), shall refer to those securities entitled to vote generally in the election of directors, and securities of the Company not entitled to vote but which are convertible into, or exercisable for, securities of the Company entitled to vote generally in the election of directors shall be counted as if converted or exercised, and each unit of voting securities shall be counted in proportion to the number of votes such unit is entitled to cast.

SECTION 9.	SECURITIES LAW REQUIREMENTS.

          The Company and, in the case of Israeli Options, the Trustee, shall not be obligated to deliver any Shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange or other stock market, until the Shares to be delivered have been listed or authorized to be listed on such exchange or other stock market upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

SECTION 10.	NO RETENTION RIGHTS.

          (a) Nothing in the Plan or in any right, Award or Option granted under the Plan shall confer upon the Awardee or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Awardee or Optionee) or of the Awardee or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11.	DURATION AND AMENDMENTS.

          (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Awards or Options that have already occurred shall be rescinded, and no additional grants shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Section 10(b).

          (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that otherwise materially changes the class of persons who are eligible for the grant of ISOs, will be subject to the approval of the stockholders of the Company. Stockholder approval shall not be required for any other amendment of the Plan.

          (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award or Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Award or Option previously granted under the Plan.

SECTION 12.	DEFINITIONS.

          (a) “Award” shall mean a Restricted Stock Award or Stock Unit Award.

          (b) “Awardee” shall mean an individual to whom an Award has been granted.

          (c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (e) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

          (f) “Company” shall mean Pharmos Corporation, a Nevada corporation.

          (g) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

          (h) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

          (i) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

          (j) “Fair Market Value” shall be determined by the Committee or the Board of Directors in its discretion; provided, that if the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Award or Option as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by the exchange, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Stock was reported); or if not listed on an exchange but traded on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), the Fair Market Value per Share shall be the closing price per share of the Stock for the date of grant, as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by NASDAQ, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Common Stock was reported); or, if the Stock is otherwise publicly traded, the mean of the closing bid price and asked price for the last known sale.

          (k) “Grant Agreement” shall mean the agreement between the Company and an Awardee which contains the terms, conditions and restrictions pertaining to the Awardee’s Award.

          (l) “Greater Than Ten-Percent Stockholder” as of any time shall mean any Employee who at such time owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

          (m) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

          (n) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

          (o) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

          (p) “Optionee” shall mean an individual who holds an Option.

          (q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

          (r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          (s) “Plan” shall mean this Pharmos Corporation 2000 Stock Option Plan.

          (t) “Restricted Stock Award” shall mean an award of shares of restricted Stock pursuant to the Plan.

          (u) “Service” shall mean service as an Employee, Outside Director or Consultant.

          (v) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

          (w) “Stock” shall mean the Common Stock of the Company, with a par value of $0.03 per Share.

          (x) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

          (y) “Stock Unit” shall mean a credit to a bookkeeping reserve account solely for accounting purposes, where the amount of the credit shall equal the Fair Market Value of a share of Stock on the date of the Award (unless the Board of Directors provides otherwise in the Grant Agreement) and which shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock. Stock Units do not require segregation of any of the Company’s assets.

          (z) “Stock Unit Award” shall mean an award of Stock Units pursuant to the Plan.

          (aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 13.	EXECUTION.

           To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SECTION 14.	SECTION 102 OF THE ISRAELI TAX ORDINANCE.

          The provisions of this Section shall govern all grants of Stock Options, Restricted Stock and Restricted Stock Units under Section 102 of the Israeli Income Tax Ordinance [new version] - 1961 (“Section 102”) and the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003 (“Section 102 Rules”) to Israeli Employees and Directors of the Company or any of its affiliates (provided such Employee or Director does not control the Company, as such term is defined in Section 102 (respectively the “Israeli Award” and “Israeli Awardee”). Except as detailed below, all other provisions, definitions, terms and conditions of the Plan shall continue to be valid and in full force and effect.

14.1   Trust Arrangement and Holding Period

          The Company may grant Israeli Awards to Israeli Awardees under the provisions of one of three tax tracks provided for in Section 102 as detailed below (“Tax Track”).

          (a)          Trustee Tax Tracks

          If the Company elects to grant an Israeli Award through (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold in trust on behalf of each Awardee the Israeli Award.

          The holding period (the “Holding Period”) for the Israeli Award will be as follows:

          (i) The Capital Gains Tax Track Through a Trustee – if the Company elects to grant the Israeli Award according to the provisions of this track, then the Holding Period will be 24 months from the end of the tax year in which the Israeli Award was allocated to the Trustee on behalf of the Israeli Awardee, or such shorter period as may be legislated or approved by the Israeli Authorities.

          (ii) The Income Tax Track Through a Trustee – if the Company elects to grant the Israeli Award according to the provisions of this track, then the Holding Period will be 12 months from the end of the tax year in which the Options were allocated to the Trustee on behalf of the Israeli Awardee, or such shorter period as may be legislated or approved by the Israeli Authorities.

          Subject to Section 102, Israeli Awardees shall not be able to receive from the Trustee, nor shall they be able to sell or dispose of shares issued upon exercise of Stock Options (the “Underlying Shares”) before the end of the applicable Holding Period. However, if an Israeli Awardee sells or removes the Israeli Award or the Underlying Shares form the Trustee before the end of the applicable Holding Period (“Breach”), the Israeli Awardee shall pay all applicable taxes imposed on such Breach by rule 7 of the Section 102 Rules.

          In the event of a distribution of rights, including an issuance of bonus shares, in connection with the Israeli Award originally allocated to the Trustee (the “Additional Rights”), all such Additional Rights shall be allocated and/or issued to the Trustee for the benefit of Israeli Awardee and shall be held by the Trustee for the remainder of the Holding Period applicable to the Israeli Award originally allocated. Such Additional Rights shall be treated in accordance with the provisions of the applicable Tax Track.

          (b)          Income Tax Track Without a Trustee

          If the Company elects to grant an Israeli Award according to the provisions of this track, then the Israeli Award will not be subject to a Holding Period.

14.2   Track Selection

          The Company, in its sole discretion, shall elect under which of above three Tax Tracks each Israeli Award is granted and shall notify the Israeli Awardee in the Grant Agreement or the Stock Option Agreement (as the case may be), which Tax Track applies to each Israeli Award.

14.3   Concurrent Conditions

          The Holding Period, if any, is in addition to any vesting period specified in the Plan or the Grant Agreement. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Israeli Awards.

14.4   Trust Agreement

          The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

14.5   Tax Matters

          Israeli Awards shall be governed by, and shall conform with and be interpreted so as to comply with, the requirements of Section 102 and any written approval from the Israeli Tax Authorities. All tax consequences under any applicable law (other than stamp duty) which may arise from the award of Israeli Awards, from the exercise thereof or from the holding or sale of Underlying Shares (or other securities issued under the Plan) by or on behalf of the Israeli awardee, shall be borne solely on the Israeli Awardee. The Israeli Awardee shall indemnify the Company and/or Affiliate and/or Trustee, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

          If the Company elects to grants Israeli Awards according to the provisions of the Income Tax Track Without a Trustee (Section 14.1(b) of this Plan), and if prior to the exercise of any and/or all of this Israeli Award, such Israeli Awardee ceases to be an employee, director, or officer of the Company or Affiliate, the Israeli Awardee shall deposit with the Company a guarantee or other security as required by Section 102, in order to ensure the payment of applicable taxes upon the exercise of such Israeli Award.

14.6   Withholding Taxes

          Whenever an amount with respect to withholding tax relating to Israeli Awards granted to a Israeli Awardees and/or Underlying Shares due from the Israeli Awardee and/or the Company and/or an Affiliate and/or the Trustee, the Company and/or an Affiliate and/or the Trustee shall have the right to demand from an Israeli Awardee such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Israeli Award, or transferred thereafter, the Company and/or an Affiliate and/or the Trustee shall have the right to require the Israeli Awardee to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto, and if such amount is not timely remitted, the Company and/or the Affiliate or the Trustee shall have the right to withhold or set-off (subject to Law) such Shares or any other non-cash assets pending payment by the Israeli Awardee of such amounts.

          Until all taxes have been paid in accordance with Rule 7 of the section 102 Rules, Israeli Awards, Underlying Shares and Additional Rights may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Israeli Awards, Underlying Shares and Additional Rights may be validly transferred in a transfer made by will or laws of descent, provided that the transferee thereof shall be subject to the provisions of Section 102 and the Section 102 Rules as would have been applicable to the deceased Israeli Awardee were he or she to have survived.

14.7   Israeli Awardee Undertakings

          By accepting an Israeli Award, the Israeli Awardee (1) agrees and acknowledges that he or she have received and read the Plan and the Grant Agreement or Stock Option agreement (as the case may be); (2) undertakes all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected), the 102 Rules, the Plan, the Grant Agreement and the Trust Agreement; and (3) undertakes not to sell or release the Shares from trust before the end of the Holding Period, subject to the provisions of Section 102 and the Rules.

PHARMOS CORPORATION

/s/ GAD RIESENFELD
Gad Riesenfeld
President and Chief Operating Officer

APPENDIX B

Amendment to Section 4 of 2000 Stock Option Plan

          Section 4 shall be deleted and replaced by the following:

SECTION 4.	STOCK SUBJECT TO PLAN.

          (a) Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (either directly or upon exercise of Options or other rights to acquire Shares) shall not exceed 4,700,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 4,700,000 Shares (subject to adjustment pursuant to Section 8).

B-1

PHARMOS CORPORATION
99 Wood Avenue South - Suite 311
Iselin, New Jersey 08830
(732) 452-9556

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
Annual Meeting of Stockholders - October 24, 2007

          The undersigned, as stockholder of Pharmos Corporation (the “Company”) hereby appoints Elkan R. Gamzu and Alan L. Rubino and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned, to vote, as designated on the reverse side of this proxy card, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM. on October 24, 2007 at the offices of Brown Rudnick Berlack Israels LLP, Seven Times Square, New York, New York 10036, and any adjournments thereof on the following matters as set forth in the Proxy Statement and Notice dated September 10, 2007.

                              (To be Signed on Reverse Side)

☒ Please mark your votes as in this example.

The board of directors recommends a vote “FOR” all three nominees listed in the following item:

1. Election of Directors of the Company

☐ FOR all three nominees listed at right (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all three nominees listed at right	NOMINEES: Charles W. Newhall Abraham Sartani David Schlachet

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, PRINT that nominee’s name on the line below)

The board of directors recommends a vote “FOR” the following items (2 and 3):

2. Amendment of 2000 Stock Option Plan (Item No. 2 in the Proxy Statement).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. Ratification of selection of independent registered public accounting firm (Item No. 3 in the Proxy Statement).	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. In the discretion of such proxies upon all other matters which may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees to the board of directors identified above, for all other proposals listed above and, in the discretion of the proxies named, on such other matters as may properly come before the Annual Meeting.

This proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

CORRECT ADDRESS IF NECESSARY

Signature(s)

Date

Note: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.